EXECUTION VERSION
August 30, 2022
OIL-DRI CORPORATION OF AMERICA
410 North Michigan Avenue, Suite 400
Chicago, Illinois 60611
Attention: Chief Financial Officer

Re:    Amendment No. 3 to Amended and Restated Note Purchase and Private Shelf Agreement
Ladies and Gentlemen:
Reference is made to the Amended and Restated Note Purchase and Private Shelf Agreement (as amended by Amendment No. 1 to Amended and Restated Note Purchase and Private Shelf Agreement dated as of December 16, 2021 and the Amendment No. 2 to Amended and Restated Note Purchase and Private Shelf Agreement dated as of June 3, 2022, the “Note Agreement”), dated as of May 15, 2020 between Oil-Dri Corporation of America, a Delaware corporation (the “Company”), on the one hand, and PGIM, Inc. (“Prudential”), the Existing Holders, the Effective Date Purchasers named in the Purchaser Schedule attached thereto and each other Prudential Affiliate (as defined therein) which becomes a party thereto, on the other hand. Capitalized terms used herein that are not otherwise defined herein shall have the meaning specified in the Note Agreement.
The Company has requested that the Holders agree to certain amendments to the Note Agreement as set forth below. Subject to the terms and conditions hereof, the Holders are willing to agree to such request. Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:
SECTION 1.    Amendments to the Note Agreement. From and after the Effective Date (as defined in Section 3 hereof), the Note Agreement is hereby amended as follows:
1.1.    Each reference to “Net Leverage Ratio” in the Note Agreement shall be replaced to instead reference “Debt to Earnings Ratio”.
1.2.    Paragraph 5B(a) of the Note Agreement shall be amended and restated in its entirety as follows:
(a)    Covenant Compliance -- the information (including detailed calculations (which calculations shall include, without limitation, a break-out of items which are being added back to Consolidated EBITDA pursuant to clause (h) of the definition thereof)) required in order to establish whether the Company was in compliance with the requirements of paragraph 6A through 6C hereof, inclusive, and of paragraph 6E hereof, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such paragraph, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such paragraphs, and the calculation of the amount, ratio or percentage then in existence); and
1.3.    Paragraph 6A of the Note Agreement shall be amended and restated in its entirety as follows:
6A.    Financial Covenants.
6A(1).    Fixed Charges Coverage Ratio. The Company will, as of the last day of each fiscal quarter of the Company, maintain a Fixed Charges Coverage Ratio of greater than 1.20 to 1.00.
6A(2).    Debt to Earnings Ratio. The Company will, as of the last day of each fiscal quarter of the Company, maintain a Debt to Earnings Ratio of less than or equal to 2.75 to 1.00.
1.4.    The following definitions in paragraph 10B of the Note Agreement shall be amended and restated in their entirety as follows:
“Consolidated EBITDA” shall mean, with reference to any period, an amount equal to Net Income for such period,
1.plus all amounts deducted (except in the case of clauses (l), (m) and (s) below) in arriving at such Net Income amount in respect of (without duplication):
a.Interest Expense for such period;
b.federal, state and local income taxes paid, payable or accrued for such period;
c.all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Company and its Subsidiaries;
d.a one-time non-cash goodwill impairment charge relating to the Retail and Wholesale Reporting Segment in an amount equal to $5,644,000, taken during the fiscal quarter ending April 30, 2022, and any subsequent period that includes such fiscal quarter;
e.unusual or non-recurring non-cash items;
f.other non-cash charges, expenses or losses (other than write-downs or write-offs of accounts receivables or inventory);
g.all losses on sales of assets outside the ordinary course of business;
h.restructuring and similar charges, non-compete costs, severance, relocation costs, integration and facilities opening costs and other business optimization expenses, synergies implementation costs, signing costs, retention or completion bonuses, recruiting costs, transition costs, project start-up costs, closing costs, costs related to implementation of accounting, operational and reporting systems and technology initiatives (including associated with modifying accounting procedures to comply with GAAP and sales and use taxes), consulting and audit fees, system upgrades, costs related to closure/consolidation of facilities or other transaction costs or other operational changes or improvements;
i.any earn-out payments paid in such period;
j.currency translation losses and performance losses (in each case, net of gains) relating to foreign currency transactions and currency fluctuations (including, for the avoidance of doubt, any currency translation losses and foreign exchange losses resulting from intercompany loans and other permitted intercompany investments);
k.reasonable and documented out-of-pocket costs, fees and expenses (including legal, tax, structuring and other costs and expenses), or any amortization thereof, associated with acquisitions (including non-consummated acquisitions), other investments, dividends, dispositions, equity offering or any amortization thereof, and issuances or amendments in respect of debt or equity permitted under this Agreement, in each case whether or not consummated; provided that all such out-of-pocket costs, fees and expenses (other than consent, waiver or amendment fees paid to Prudential, the holders of the Notes and the lenders under the Credit Agreement and costs and expenses related to the negotiation and documentation of consents, waivers or amendments to the Transaction Documents and Credit Agreement, in each case in connection with such acquisitions, investments, dividends, dispositions, or equity offerings or issuances or amendments in respect of debt or equity) added pursuant to this clause (1)(k) shall not exceed (for purposes of such calculation) (x) $1,000,000 per transaction for each such acquisition, investment, dividend, disposition, or equity offering or issuance or amendment in respect of debt or equity that is not consummated, (y) $1,000,000 solely with respect to the out-of-pocket costs, fees and expenses related to the non-consummated Acquisition identified to Prudential and the Required Holder(s) prior to the Third Amendment Effective Date as the “P-27 Acquisition”, or (z) $1,500,000 per transaction for each such acquisition, investment, dividend, disposition, or equity offering or issuance or amendment in respect of debt or equity that is consummated;
l.pro forma “run rate” cost savings, operating expense reductions and synergies related to acquisitions, dispositions and other specified transactions, any issuance, incurrence, assumption or permanent repayment of indebtedness (including indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transaction and for which the financial effect is being calculated) and all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business or division, restructurings, cost savings initiatives and other initiatives in each case previously undertaken (each, a “Specified Transaction”), net of the amount of any actual savings, reductions and synergies realized in such period, in each case, that are reasonably identifiable, factually supportable and projected by the Company in good faith to be realized within the first twelve (12)

months after such Specified Transaction, pursuant to a certificate of a responsible officer of the Company delivered to the holders of the Notes certifying such amounts in good faith prior to being added to Consolidated EBITDA;
m.proceeds of business interruption insurance and charges, losses or expenses to the extent indemnified, insured, reimbursed or reimbursable or otherwise covered by an unaffiliated third party, in each case, to the extent received in cash;
n.one-time reasonable and documented out-of-pocket costs, fees and expenses associated with the consummation of the transactions contemplated on the Third Amendment Effective Date; provided that, the aggregate amount of such costs, fees and expenses added pursuant to this clause (1)(n) shall not exceed (for purposes of such calculation) $1,500,000 and such amounts are expended up to six (6) months after the Third Amendment Effective Date;
o.payments to employees, directors or officers of the Company (or any direct or indirect parent thereof) or any of its Subsidiaries in connection with permitted restricted payments to the extent such payments are not made in lieu of, or as a substitution for, ordinary salary or ordinary payroll payments;
p.minority interest expense, including expense or deduction attributable to minority equity interests of third parties in any Subsidiary;
q.reasonable and documented out-of-pocket charges, costs, or expenses in connection with the rollover, acceleration or payout of equity interests held by officers, directors, managers or employees;
r.deferred purchase price payments of assets, securities, services or businesses including earn-outs and contingent consideration obligations, payments in respect of dissenting shares, and purchase price adjustments, made by such Person during such period, in each case, in connection with any acquisition or other investment permitted under the terms of this Agreement;
s.adjustments reflected in any quality of earnings report prepared by a nationally or regionally recognized accounting firm, in connection with any acquisition or other investment permitted under the terms of this Agreement consummated after the Third Amendment Effective Date;
t.non-recurring costs, expenses and losses incurred during such period attributable to the termination or discontinuation of any business or operations; and
u.reasonable and documented out-of-pocket expenses and fees (including expenses and fees paid to BMO Harris Bank, Prudential and the holders of the Notes) incurred during such period and after the Third Amendment Effective Date in connection with the consummation or administration of the Credit Agreement and the

Transaction Documents, including, but not limited to, any amendment, consent or waiver.
2.minus, the following (without duplication):
v.income, franchise and similar tax credits;
w.unless accounted for in clause 1(b) above, non-cash charges previously added back to Net Income in determining Consolidated EBITDA to the extent such non-cash charges have become cash expenditures during such period;
x.unrealized gains resulting from mark-to-market accounting for hedging activities; and
y.any other non-cash items increasing such Net Income (other than any such non-cash items to the extent that it will result in the receipt of cash payments in any future period).
In any event, Consolidated EBITDA shall be calculated on a pro forma basis with respect to any Specified Transaction, as if such Specified Transaction had occurred on the first day of any applicable calculation period.
The aggregate amount of add backs pursuant to clauses 1(h) and 1(l) above shall not, prior to giving effect to such add backs, exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date.
“Fixed Charges” shall mean, with reference to any period for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all regularly scheduled payments of principal paid in cash during such period with respect to Indebtedness for Borrowed Money of the Company and its Subsidiaries (excluding mandatory prepayments), (b) regularly scheduled Interest Expense paid in cash during such period, and (c) federal, state, and local income taxes (and franchise taxes in lieu of income taxes) paid in cash by the Company and its Subsidiaries during such period.
“Fixed Charges Coverage Ratio” shall mean, at any time, the same is to be determined, the ratio of (a) Consolidated EBITDA for the four (4) consecutive fiscal quarters of the Company then most recently completed less Maintenance Capital Expenditures of the Company and its Subsidiaries during such period to (b) Fixed Charges for the same four (4) consecutive fiscal quarters of the Company then ended; provided that, for any period, the amount of Maintenance Capital Expenditures subtracted from clause (a) above shall equal the lesser of (i) the amount of such capital expenditures that are reasonably identifiable, factually supportable and disclosed in reasonable detail within a certificate of a responsible officer of the Company delivered to holders of the Notes and (ii) $16,500,000.
1.5.    Paragraph 10B of the Note Agreement is amended by inserting in the correct alphabetical order the following definitions:

“Consolidated Capital Expenditures” shall mean, for any period, capital expenditures (as defined and classified in accordance with GAAP) during such period by the Company and its Subsidiaries on a consolidated basis.
“Debt to Earnings Ratio” shall mean, as of any time, the ratio of (x) Consolidated Net Debt at such time to (y) Consolidated EBITDA for the twelve then most recently completed calendar months.
“Maintenance Capital Expenditures” shall mean, for any period, the aggregate amount of unfinanced Consolidated Capital Expenditures made during such period for the purpose of maintaining, or extending the useful life of, any capital asset (which do not otherwise constitute normal replacements and maintenance which are properly charged to current operations).
“Third Amendment Effective Date” shall mean August 30, 2022.
1.6.    Paragraph 10B of the Note Agreement is amended by deleting the following definitions in their entirety:
    “Consolidated Income Available for Fixed Charges”
    “Consolidated Net Income”
    “Interest Charges”
    “Net Leverage Ratio”
1.7.    Paragraph 10C of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
10C.    Accounting and Legal Principles, Terms and Determinations, and Divisions. All references in this Agreement to “generally accepted accounting principles” shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B. Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should citation, section or form be modified, amended or replaced. For purposes of determining compliance with this Agreement (including, without limitation, Article 5, Article 6 and the definitions of “Debt” and “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. Notwithstanding the foregoing, if the Company notifies Prudential and each holder of the Notes that, in the Company’s reasonable opinion, or if Prudential or the Required Holder(s) notify the Company that, in Prudential’s or the Required Holder(s)’ reasonable opinion that, a change has occurred with respect to generally accepted accounting principles after the date of this Agreement with respect to the characterization of operating leases which materially affects this Agreement, the Company and the Required Holder(s) will negotiate in good faith to amend the applicable provisions of this Agreement to preserve the original intent thereof in light of such changes to generally accepted accounting principles, it being understood that generally accepted accounting principles as in effect on the Effective Date shall continue to apply until the effectiveness of any such amendment. For all purposes under the Transaction Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
SECTION 2. Representations and Warranties. The Company and each Guarantor represents and warrants that (a) the execution and delivery of this letter by the Company or such Guarantor has been duly authorized by all necessary corporate or limited liability company action on behalf of such Person, this letter has been executed and delivered by a duly authorized officer of such Person, and this letter constitutes legal, valid and binding obligations of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) each representation and warranty set forth in paragraph 8 of the Note Agreement and the other Transaction Documents to which it is a party is true and correct as of the date of execution and delivery of this letter by such Transaction Party with the same effect as if made on such date, after giving effect to this letter (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), and (c) no Event of Default or Default exists or has occurred and is continuing on the date hereof, immediately after giving effect to this letter.
SECTION 3. Conditions Precedent. The amendments in Section 1 of this letter shall become effective as of the date (the “Effective Date”) that each of the following conditions has been satisfied:
3.1.    Documents.    Prudential and the holders of Notes shall have received all of the following, in form and substance satisfactory to Prudential or such holder:
    (i)    counterparts of this letter executed by the Company, each Guarantor, Prudential and the Required Holder(s); and
    (ii)    a copy of the corresponding amendment to the Credit Agreement, duly executed by the Company and BMO Harris Bank N.A., and the conditions precedent to the effectiveness of such amendment shall have been satisfied and such amendment shall be in full force and effect (it being understood that there is no notice required under paragraph 5L of the Note Agreement with respect to such amendment to the Credit Agreement).

3.2.    Fees and Expenses. The Company shall have paid the reasonable and documented fees, charges and out-of-pocket disbursements of ArentFox Schiff LLP, special counsel to Prudential and the holders of Notes, incurred in connection with this letter agreement.
SECTION 4.    Reference to and Effect on Note Agreement; Ratification of Transaction Documents. Upon the effectiveness of the amendments in Section 1 of this letter, each reference to the Note Agreement in any other Transaction Document shall mean and be a reference to the Note Agreement as modified by this letter. Except as specifically set forth in Section 1, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. Except as expressly amended hereby, each of the Note Agreement and the other Transaction Documents are hereby ratified and confirmed in all respects and shall continue in full force and effect. Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Note Agreement or any other Transaction Document, (b) operate as a waiver of any right, power or remedy of Prudential or any holder of Notes, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement or any other Transaction Document at any time. The execution, delivery and effectiveness of this letter shall not be construed as a course of dealing or other implication that Prudential or any holder of Notes has agreed to or is prepared to grant any consents or agree to any waiver to the Note Agreement in the future, whether or not under similar circumstances.
SECTION 5.    Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by any holder of the Notes, all reasonable and documented out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by any holder of the Notes in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby to the extent provided in paragraph 11B of the Note Agreement. The obligations of the Company under this Section 5 shall survive transfer by any holder of any Note and payment of any Note.
SECTION 6.    Reaffirmation. Each Guarantor hereby consents to the foregoing amendments to the Note Agreement, hereby ratifies and reaffirms all of their payment and performance obligations, contingent or otherwise, under the Guaranty Agreement to which it is a party after giving effect to such amendments. Each Guarantor hereby acknowledges that, notwithstanding the foregoing amendments, that the Guaranty Agreement to which it is a party remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guaranty Agreement to which it is a party continues to guaranty the Guarantied Obligations (as defined in such Guaranty Agreement) arising under or in connection with the Note Agreement, as amended by this letter agreement. The execution of this letter shall not operate as a novation, waiver of any right, power or remedy of any holder of any Note under any Guaranty Agreement.
SECTION 7.    Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).
SECTION 8. Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile or electronic transmission (including by “.pdf”) shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
(Signature Page Follows)

Very truly yours,
PGIM, INC.

By: __/s/ Eric Saxon_____________
Vice President

THE PRUDENTIAL INSURANCE   COMPANY OF AMERICA
By: PGIM, Inc. (as Investment Manager)

By: __/s/ Eric Saxon_____________
Vice President

PRU US PP CREDIT BM FUND

By:     PGIM Private Placement Investors,     L.P., as Investment Advisor

By:     PGIM Private Placement Investors,
    Inc., as General Partner

By: __/s/ Eric Saxon_____________
Vice President

PRUDENTIAL TERM REINSURANCE COMPANY

By: PGIM, Inc., as investment manager

By: __/s/ Eric Saxon_____________
Vice President

[Signature Page to Amendment No. 3 to Amended and Restated Note Purchase
and Private Shelf Agreement]

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By: PGIM Japan Co., Ltd., as Investment Manager

By: PGIM, Inc., as Sub-Adviser

By: __/s/ Eric Saxon_____________
Vice President

ZURICH AMERICAN INSURANCE     COMPANY

By: PGIM Private Placement Investors, L.P. (as     Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its     General Partner)

By: __/s/ Eric Saxon_____________
Vice President

ZURICH AMERICAN LIFE INSURANCE COMPANY

By: PGIM Private Placement Investors, L.P. (as     Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its     General Partner)

By: __/s/ Eric Saxon_____________
Vice President

[Signature Page to Amendment No. 3 to Amended and Restated Note Purchase
and Private Shelf Agreement]

The foregoing letter is
hereby accepted as of the
date first above written.

OIL-DRI CORPORATION OF AMERICA,
  a Delaware corporation

By:    /s/ Susan M. Kreh
Name:    Susan M. Kreh
Title:    Chief Financial Officer
OIL-DRI CORPORATION OF GEORGIA,
  a Georgia corporation

By:    /s/ Susan M. Kreh
Name:    Susan M. Kreh
Title:    Vice President
OIL-DRI PRODUCTION COMPANY,
  a Mississippi corporation

By:    /s/ Susan M. Kreh
Name:    Susan M. Kreh
Title:    Vice President
MOUNDS PRODUCTION COMPANY, LLC,
  an Illinois limited liability company

By:     Mounds Management, Inc.,
    Its Manager

By:    /s/ Susan M. Kreh
Name:    Susan M. Kreh
Title:    Vice President

[Signature Page to Amendment No. 3 to Amended and Restated Note Purchase
and Private Shelf Agreement]

MOUNDS MANAGEMENT, INC.,
  a Delaware corporation

By:    /s/ Susan M. Kreh
Name:    Susan M. Kreh
Title:    Vice President
BLUE MOUNTAIN PRODUCTION COMPANY,
  a Mississippi corporation

By:    /s/ Susan M. Kreh
Name:    Susan M. Kreh
Title:    Vice President
TAFT PRODUCTION COMPANY,
  a Delaware corporation

By:    /s/ Susan M. Kreh
Name:    Susan M. Kreh
Title:    Vice President
AMLAN INTERNATIONAL,
  a Nevada corporation

By:    /s/ Susan M. Kreh
Name:    Susan M. Kreh
Title:    Vice President

[Signature Page to Amendment No. 3 to Amended and Restated Note Purchase
and Private Shelf Agreement]